Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined balance sheet as of December 31, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2022, present the combined financial information of DHHC and the homebuilding operations of GSH after giving effect to the Business Combination and related adjustments described in the accompanying notes.

DHHC is a blank-check company incorporated in the state of Delaware on October 7, 2020. It was traded on the Nasdaq under the symbol “DHHC” until the closing of the Business Combination, at which time it changed its name to United Homes Group, Inc and is traded under the symbol “UHG”. DHHC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Merger Sub was incorporated in connection with the Business Combination, and will merge with and into GSH with GSH continuing as the surviving corporation post-merger.

Based in Columbia, South Carolina, GSH was formed in 2004 and elected S corporation status in June 2008. GSH constructs detached and attached single-family residential homes with active operations in South Carolina and Georgia. GSH is primarily focused on entry-level, first, and second move-up homebuyers, with some third move-up and custom construction. The constructed homes appeal to a wide range of buyer profiles ranging from first-time homebuyers to lifestyle buyers. GSH’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma combined statement of operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2022. The unaudited pro forma combined balance sheet as of December 31, 2022 gives pro forma effect to the Business Combination as if it was completed on December 31, 2022 (except for the redemptions which took place in connection with the Extension Meeting and Special Meeting, as discussed below).

The unaudited pro forma combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of DHHC and GSH, and the related notes thereto as of and for the years ended December 31, 2022 and 2021, which are included, or incorporated by reference in this Current Report on Form 8-K as Exhibits 99.1 and 99.4, entitled “DHHC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “GSH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what GSH’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of GSH. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2022

	December 31, 2022
	DiamondHead Holdings Corp. (Historical)	The Homebuilding Operations of Great Southern Homes, Inc. (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$36,682	$12,238,835	$44,332,355	3a	$(355,961)	3q	$100,646,748
			(31,446,295)	3b
			(2,759,295)	3c
			73,880,000	3m
			4,716,191	3o
			4,236	3p
Accounts Receivable	—	1,976,334	—		—		1,976,334
Inventories	—	180,202,935	—		3,507,925	3q	177,689,476
					(6,021,384)	3q
Due from related party	—	1,437,235	—		665,020	3q	2,102,255
Lot purchase agreement deposits	—	3,804,436	—		2,521,626	3q	6,326,062
Investment in joint venture	—	186,086	—		—		186,086
Property and equipment, net	—	1,385,698	—		(674,577)	3q	711,121
Operating lease right-of-use asset	—	1,001,277	—		—		1,001,277
Prepaid expenses and other assets	20,016	6,112,044	(2,432,709)	3b	—		6,443,588
			2,744,237	3c
Investments held in Trust Account	349,152,086	—	(349,152,086)	3a	—		—
Total assets	$349,208,784	$208,344,880	$(260,113,366)		$(357,351)		$297,082,947
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$100,302	$22,077,240	$(100,302)	3n	$—		$22,077,240
Homebuilding debt and other affiliate debt	—	120,797,006	—		3,507,925	3q	113,123,352
					(11,181,579)	3q
Operating lease liabilities	—	1,001,277	—		—		1,001,277
Other accrued expenses and liabilities	3,660,287	5,465,321	(3,660,287)	3b	—		13,616,575
			8,151,254	3m
Income tax payable	481,430	—	13,759,788	3d	(1,671,736)	3q	12,569,482
Derivative liabilities	1,531,000	—	169,334,711	3e	—		170,539,377
			(326,334)	3f,l
Notes payable - related party	204,110	—	(204,110)	3n	—		—
Convertible note payable	—	—	74,821,450	3m	—		74,821,450
Total liabilities	$5,977,129	$149,340,844	$261,776,170		$(9,345,390)		$407,748,753

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption , $0.0001 par value; 34,500,000 at $10.10 per share redemption value at December 31, 2022	348,586,031	—	(348,586,031)	3g	—		—

STOCKHOLDERS' EQUITY (DEFICIT)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding at December 31, 2022	863	—	(863)	3h	—		—
UHG Class A Common Shares, $0.0001 par value	—	—	433	3g	—		4,759
			416	3h
			3,735	3i
			59	3o
			74	3m
			42	3p
Additional paid-in capital (1)	—		(30,210,485)	3b	—		—
			43,765,867	3g
			447	3h
			(3,735)	3i
			(165,767,036)	3j,e
			1,613,516	3k
			1,806,441	3l
			4,716,132	3o
			4,238,600	3m
			4,194	3p
Accumulated deficit	(5,355,239)	—	(8,232)	3b	(32,330,882)	3q	(110,670,565)
			(13,759,788)	3d
			(1,480,107)	3l
			(13,331,378)	3m
			(3,567,675)	3j,e
			98,709,441	3k
			(15,058)	3c
			304,412	3n
Retained Earnings	—	—	—		—		—
Shareholders' and other affiliates' net investment	—	100,322,957	(100,322,957)	3k	—		—
Net due to and due from shareholders and other affiliates	—	(41,318,921)	—		41,318,921	3q	—
Total stockholders' equity (deficit)	$(5,354,376)	$59,004,036	$(173,303,505)		$8,988,039		$(110,665,806)
Total Liabilities and Stockholders' and other affiliates' net investment	$349,208,784	$208,344,880	$(260,113,366)		$(357,351)		$297,082,947

(1) Transaction accounting adjustments to Additional paid-in capital sum to a negative balance of $(139.8) million. This negative balances is reclassified into Accumulated deficit.

	December 31, 2022
	Diamondhead Holding Corp. (Historical)	The Homebuilding Operations of Great Southern Homes, Inc. (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
Net sales and gross revenues	$—	$477,045,949	$—		$—		$477,045,949
Cost of sales	—	358,238,703	—		6,021,384	4f	364,260,087
Gross profit (loss)	—	118,807,246	—		(6,021,384)		112,785,862
Selling, general and administrative expenses	4,524,075	49,685,730	3,567,675	4a	—		59,172,186
			(200,000)	4h
			1,394,706	4i
Net income (loss) from operations	(4,524,075)	69,121,516	(4,762,381)		(6,021,384)		53,613,676

Other income, net	12,580,820	230,692	(5,049,912)	4b	56,543		19,204,503
			(1,480,107)	4c	(464,911)	4k
Interest expense	—		13,331,378	4j	—		13,331,378
Equity in net losses from investment in joint venture	—	137,086	—		—		137,086
Income (loss) before taxes	8,056,745	69,489,294	(24,623,778)		(6,429,752)		59,623,887
Income tax expense (benefit)	983,430	—	(983,430)	4d	(1,671,736)	4g	12,088,052
			13,759,788	4e
Net income (loss)	$7,073,315	$69,489,294	$(37,400,136)		$(4,758,016)		$47,535,835

Basic earnings per share
Basic weighted average shares outstanding	43,125,000	100,000	—		—		47,594,950
Basic earnings share	$0.16	$694.89	$—		$—		$1.00

Diluted earnings per share
Diluted weighted average shares outstanding	43,125,000	102,960	—		—		50,368,248
Diluted earnings per share	$0.16	$674.92	$—		$—		$0.94

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	DESCRIPTION OF THE BUSINESS COMBINATION

On September 10, 2022, DHHC and GSH entered into the Business Combination Agreement. On March 30, 2023, DHHC consummated its previously announced business combination pursuant to the terms of the Business Combination Agreement, where Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly-owned subsidiary of UHG. In connection with the consummation of the Business Combination on the Closing Date, DHHC changed its name to United Homes Group, Inc.

In connection with the Business Combination, (i) holders of GSH Common Shares received aggregate upfront consideration of (1) 373,473 UHG Class A Common Shares, at a price of $10.00 per share, (2) 36,973,877 UHG Class B Common Shares, at a price of $10.00 per share, (3) 905,930 UHG Class A Common Shares underlying the Rollover Options and (4) 1,867,368 UHG Class A Common Shares underlying the Assumed Warrants and (ii) holders of GSH Common Shares, GSH Options and GSH Warrants received a contingent right to receive up to an additional $200 million in earnout consideration, or 20,000,000 UHG Common Shares, upon the achievement of certain earn-out targets.

On March 23, 2023, DHHC held the Special Meeting, at which DHHC’s shareholders voted to approve the Business Combination and other proposals, including the approval of a dual-class structure for the Company, comprised of UHG Class A Common Shares, which carry one vote per share and UHG Class B Common Shares, which carry two votes per share. Additionally, DHHC shareholders approved the United Homes Group, Inc. 2023 Equity Incentive Plan, where at the Effective Time, all options of GSH were automatically canceled, and each holder thereof ceased to have any rights under the equity plan of GSH, except as otherwise expressly provided in the Business Combination Agreement.

Each GSH Common Share issued and outstanding as of immediately prior to the Effective Time was canceled and converted into (x) the right to receive the Per Share Upfront Consideration and (y) the contingent right to receive Earn Out Shares in accordance with the terms of the Business Combination Agreement. The Per Share Upfront Consideration is the right to receive UHG Class A Common Shares and UHG Class B Common Shares (in respect of GSH Class A Common Shares and GSH Class B Common Shares, respectively, issued and outstanding prior to the Effective Time), equal to the Exchange Ratio. The Exchange Ratio is the Transaction Share Consideration divided by the total number of GSH Common Shares outstanding immediately prior to the Effective Time.

Each GSH Option outstanding and unexercised as of immediately prior to the Effective Time was canceled in exchange for an option to purchase a number of UHG Class A Common Shares (“Rollover Options”) equal to (x) the number of GSH Common Shares subject to such GSH Options immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per GSH Common Share of such GSH Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Rollover Options are subject to the same terms and conditions as were applicable to the GSH Option immediately prior to the Effective Time.

Each GSH Warrant outstanding and unexercised as of immediately prior to the Effective Time was converted into a warrant to acquire a number of UHG Class A Common Shares (“Assumed Warrants”) equal to (x) the number of GSH Common Shares subject to such GSH Warrants immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at a strike price per share equal to (A) the strike price per GSH Common Share of such GSH Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Assumed Warrants are subject to the same terms and conditions as were applicable to the GSH Warrant immediately prior to the Effective Time.

Redemption of shares

On January 25, 2023, DHHC held the Extension Meeting, at which DHHC’s shareholders voted to approve the Extension Amendment and extend the date by which DHHC must complete a business combination from January 28, 2023, to July 28, 2023. In connection with the Extension Meeting, holders of Class A Common Shares had the right to have DHHC redeem their shares for cash in an amount equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of approximately $349.1 million as of the date of the Extension Meeting. Stockholders holding 30,058,968 shares of Class A Common Stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $304.0 million (approximately $10.12 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $45.0 million will remain in Diamondhead’s Trust Account.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

In connection with the Special Meeting on March 23, 2023, holders of Class A Common Stock had the right to have DHHC redeem their shares for an amount in cash equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of $45.0 million as of the date of the Special Meeting. Stockholders holding 109,426 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $1.1 million (approximately $10.13 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $43.9 will remain in Diamondhead’s Trust Account.

Convertible Note

In connection with the Business Combination, on March 22, 2023, the Investors and DHHC entered into a Convertible Note Purchase Agreement, pursuant to which the Investors agreed to purchase $80.0 million of convertible promissory notes (the “Notes”) and 744,588 shares of Class A common stock in a private placement PIPE investment (the “PIPE Investment), for aggregate proceeds of $73.9 million, net of issuance costs. The Notes mature on March 30, 2028, and bear interest at a rate of 15%, with a minimum cash rate of 10% per year. DHHC has the option to pay any accrued and unpaid interest at a rate in excess of 10% either in cash or as paid in kind interest. The Notes are convertible into DHHC Class A Common Shares at any time following the 12-month anniversary of the Closing, at 80% of the then current trading price, subject to a minimum Conversion Price of $5.00 and a maximum price of $10.00 per share.

Subscription Agreements

Additionally, in connection with the Business Combination, the PIPE Investors purchased from the Company (i) an aggregate of (A) 471,500 shares of UHG Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 UHG Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to the PIPE Subscription Agreements, and (ii) an aggregate of 421,100 UHG Class A Common Shares at a purchase price of $0.01 per share pursuant to the Share Lock-Up Agreements. Following the closing of the Business Combination, UHG notified each Lock-Up investor that UHG waived the lock-up restriction contained in the Share Lock-Up Agreements. Refer to Notes 3o and 3p below for the impact of the PIPE Subscription Agreements and Share Lock-Up Agreements, respectively, to the pro forma balance sheet.

The following summarizes the pro forma DHHC Common Shares on an as-converted basis:

	Shares	Ownership %
DHHC public shareholders - Class A	4,331,606	9.1%
DHHC sponsor shareholders - Class A	4,160,931	8.7%
GSH existing shareholders - Class B	36,973,877	77.7%
GSH existing shareholders - Class A	373,473	0.8%
PIPE Investor - Class A	744,588	1.6%
Common Equity PIPE	589,375	1.2%
Lock-Up Investors (1)	421,100	0.9%
Total closing shares	47,594,950	100.0%

(1) On March 30, 2023, DHHC waived the lock-up restriction on the Share Lock-Up Agreements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Expected Accounting Treatment for the Business Combination

GSH was deemed the accounting acquirer and DHHC was deemed the accounting acquiree. Under this method of accounting, DHHC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transaction will be treated as the equivalent of GSH issuing stock for the net assets of DHHC, accompanied by a recapitalization and thus the Business Combination will be treated as a reverse recapitalization in accordance with GAAP. The net assets of DHHC will be stated at historical cost, with no goodwill or other intangible assets recorded.

2.     RECLASSIFICATIONS

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align DHHC’s and GSH’s financial statement presentation. In connection with the Business Combination, the Post-Combination Company’s management will perform a comprehensive review of DHHC’s and GSH’s accounting policies. As a result of the review, the Post-Combination Company’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, DHHC has identified the presentation differences that would have an impact on the unaudited pro forma financial information and recorded the following adjustments:

Balance sheet as of December 31, 2022

Amount	Presentation in DHHC Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
ASSETS
$349,152,086	Investments held in Trust Account	Cash and cash equivalents

Statement of operations for the Year Ended December 31, 2022

Amount	Presentation in DHHC Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
REVENUE
$7,263,330	Change in fair value of derivative warrant liabilities	Other income, net
$5,049,912	Income from investments held in Trust Account	Other income, net
$271,688	Gain from settlement of deferred underwriting commissions	Other income, net

EXPENSE
$(200,000)	Franchise tax expense	Selling, general and administrative expenses

3.	TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The pro forma transaction adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2022 are as follows:

a.	Reflects the liquidation and reclassification of investments held in the Trust Account that became available upon the consummation of the Business Combination less the cash disbursements paid to redeem 30,058,968 shares and 109,426 shares of DHHC Class A Common Shares in connection with the Extension Meeting and Special Meeting, respectively.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

b.	Reflects the settlement of UHG’s $27.8 million transaction costs, inclusive of advisory, banking, legal and other professional fees incurred in consummating the Business Combination. The unaudited Pro Forma Combined Balance Sheet reflects these costs as a direct reduction to Additional paid-in capital and are assumed to be settled in cash. Additionally, the unaudited Pro Forma Combined Balance Sheet reflects a $2.4 million reduction to prepaid expenses with a corresponding decrease of Additional paid-in capital for transaction costs incurred to date that were eligible to be capitalized. The $8,232 adjustment to Accumulated deficit represents transaction costs incurred by GSH that are not attributable to raising equity for the transaction, and therefore, recorded as an expense. Lastly, the $3.7 million reduction to Other accrued expenses and liabilities reflects the settlement of DHHC’s incurred transaction costs that will be paid in cash at Closing.

c.	$2.8 million represents directors and officers insurance fees that are applicable to UHG. This amount is partially offset by the elimination of directors and officers insurance fees that were applicable only to DHHC.

d.	Represents income tax payable as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. $13.8 million represents income tax expense incurred for the year ended December 31, 2022. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

e.	Reflects the fair value of the liability classified Earn Out Shares attributable to GSH stockholders, warrant holders and the Sponsor. The Earn Out Shares are not subject to a continued service requirement and are liability-classified under ASC Topic 815-40. The earnout liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of the pro forma transaction adjustments, there will be no pro forma impact to the statement of operations related to the remeasurement of the earnout liability. The total preliminary estimated fair value of the earnout liability, using the Monte Carlo valuation technique, is $169.3 million. The preliminary fair value was determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing (see further discussion in Note 6- Earnout).

f.	$0.3 million represents the forfeiture of 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date. The remaining 2,966,664 warrants continue to exist and are converted on a one-to-one basis to give the holder the right to purchase one UHG Class A Common Share at $11.50.

g.	Represents the reclassification of the redeemable Class A Shares. The $348.6 million will be decreased to pay the redeeming holders of 30,168,394 shares as a result of the Extension Meeting and Special Meeting. The remaining 4,331,606 million shares that were not redeemed are included in UHG Class A Common Shares with an increase to Additional paid-in capital for the amount in excess of par value.

h.	The treatment of the 8,625,000 shares of DHHC Class B Common Shares outstanding is as follows:

–	Forfeitures: 2,577,691

–	Liability classified Sponsor Earnout Shares: 1,886,378

–	Shares converted to DHHC Class A Common Shares: 4,160,931

i.	100,000 GSH Common Shares issued and outstanding were immediately cancelled and converted to UHG Class A Common Shares and UHG Class B Common Shares based on the Exchange Ratio described in Note 1 - Description of the Business Combination above.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

j.	The $165.8 million adjustment to Additional paid-in capital reflects the fair value of the liability classified Earn Out Shares partially offset by the equity classified Earn Out Shares. The total compensation expense for the year ended December 31, 2022 was $3.6 million. See further discussion in Note 6 — Earnout.

k.	Shareholders’ and other affiliates’ net investment is broken out into the following line items:

–	$98.7 million is recorded to Accumulated deficit

–	$1.6 million is recorded to Additional paid-in capital

l.	The $1.8 million in Additional paid-in capital is comprised of a $0.3 million adjustment due to the forfeiture of private placement warrants and a $1.5 million adjustment for the income statement impact of the forfeited warrants that were included on the income statement for the year ended December 31, 2022, where the corresponding entry is to Accumulated deficit.

m.	Reflects the issuance of a Convertible Note Purchase Agreement in Connection with the Business Combination. Refer to Note 1 - Description of the Business Combination for additional information related to the Convertible Note and Note 4j for additional information related to the interest expense paid on the Convertible Note for the year ended December 31, 2022. The allocation between the Notes and the PIPE Subscription Agreements was made on a relative fair value basis of the fair value amounts attributed to each instrument. The issuance costs associated with the Convertible Note were reported in the balance sheet as a direct deduction from the face amount of the Notes.

n.	Represents the settlement of accounts payable and note payable recorded within DHHC’s historical financial statements.

o.	$4.7 million represents the proceeds from the sale of 589,375 UHG Class A Common Shares with a par value of $0.0001 per share. 471,500 UHG Class A Common Shares were sold for a purchase price of $10.00 and the remaining 117,875 UHG Class A Common Shares were sold for a purchase price of $0.01.

p.	Represents the issuance of 421,100 UHG Class A Common Shares for a purchase price of $0.01 per share, in connection with the Share Lock-Up Agreements.

q.	Autonomous Entity Adjustments: In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations.

i.	Cash and cash equivalents:

1.	In connection with the settlement of Net due to and due from shareholders and other affiliates, GSH paid $0.4 million to Other Affiliates.

ii.	Inventories:

1.	$3.5 million represents a one-time historic adjustment for the markup on land related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

2.	$6.0 million represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. Refer to adjustments 4(f) for additional information.

iii.	Lot purchase agreement deposits:

1.	In connection with the settlement of Net due to and due from shareholders and other affiliates, Lot purchase agreement deposits increased $2.5 million.

iv.	Homebuilding debt and other affiliate debt:

1.	Refer to adjustment 3(q)(ii)(1) for additional information regarding the markup on land related to land acquired from the Land Development Affiliates.

2.	On February 27, 2023, GSH was relieved of Wells Fargo debt associated with Other Affiliates of $8.3 million, and on February 28, 2023 GSH was relieved of $2.8 million for Anderson Brothers debt associated with Other Affiliates. The unaudited pro forma combined balance sheet presents these events as if they occurred on December 31, 2022.

v.	Income tax payable:

1.	$1.7 million represents the income tax benefit associated with the autonomous entity adjustments for the year ended December 31, 2022.

vi.	Property and equipment, net:

1.	In connection with the Business Combination, GSH sold $0.7 million of certain fixed assets to an affiliate. In consideration for the fixed assets, GSH entered into a related party loan for part of the sale and received cash for the remainder.

4. TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

The pro forma transaction adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2022 are as follows:

a.	Represents the compensation expense related to earnout shares issuable to holders of GSH options. The actual compensation expense recorded may differ from this estimate and such difference may be material. See Footnote 6 - Earnout for disclosure of the preliminary inputs and assumptions used to value the earnout consideration issuable to holders for GSH options.

b.	Represents the elimination of interest earned on cash, cash equivalents and investments held in the Trust Account.

c.	Represents the decrease in fair value of the forfeited Private Placement Warrants. 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date were forfeited. The remaining 2,966,664 warrants continue to exist and are converted on a one-to-one basis to give the holder the right to purchase one UHG Class A Common Share at $11.50.

d.	Represents the elimination of income tax expense recorded in DHHC’s historical financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

e.	Represents income tax expense incurred as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

f.	In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations. This adjustment is made to mark-up historical lots and lot deposits recorded at historical cost. This adjustment represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.

g.	Represents the income tax benefit received associated with the autonomous entity adjustments: (i) markup of cost of sales (Note 4f), amortization of directors and officers insurance (Note 4i), and gain on sale of fixed assets to a related party (Note 4l). The income tax benefit received is a result of the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

h.	Represents the elimination of the franchise tax expense, as the franchise tax expense levied on DHHC for the year is not applicable to UHG.

i.	Represents one year of amortization expense of directors and officers insurance fees that would have been incurred if the transaction closed on January 1, 2022. This amount is partially offset by the elimination of directors and officers insurance that were applicable only to DHHC.

j.	$13.3 million represents one year of interest expense incurred on the convertible note issued to the PIPE Investors. Interest expense is calculated using an effective interest rate method. The effective interest rate for the convertible note was 18.61%.

k.	$0.5 million represents one year of amortization expense paid related to the settlement fees incurred in connection with the modified line of credit from Wells Fargo Bank. Refer to the audited historical financial statements of GSH, and the related notes thereto as of and for the year ended December 31, 2022 included in this proxy statement for further information.

l.	Represents the gain on the sale of fixed assets to a related party.

5. EARNINGS PER SHARE

Net income per share is calculated by applying the two-class method and using the pro forma weighted average shares of DHHC Class A Common Shares assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information, as outlined in the Introduction section above, has been prepared to reflect the actual redemptions as of the Closing Date for the year ended December 31, 2022:

Earnings Per Share for the Year Ended December 31, 2022:

Year ended December 31, 2022
Pro Forma
Net income attributable to common shareholders	$47,535,835
Weighted average shares outstanding - basic	47,594,950
Basic earnings per share	$1.00

Net income attributable to common shareholders	$47,535,835
Weighted average shares outstanding - diluted	50,368,248
Diluted earnings per share	$0.94

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding GSH stock and option awards, DHHC Public Warrants and Private Placement Warrants, and Assumed Warrants are exchanged for UHG Common Shares. Earn Out shares are not included in the calculation of diluted earnings per share until certain UHG stock prices are met. Note that only the aforementioned DHHC Public Warrants and Private Placement Warrants would have an antidilutive effect and were thereby excluded from the calculation of diluted weighted average shares outstanding.

6. EARNOUT

The earn out consideration issuable to GSH stockholders, warrant holders and the Sponsor, is initially recognized as a liability at fair value offset by additional paid-in capital and subsequently re-measured each reporting period to its fair value. Changes in the fair value are recognized as income or expense on the income statement. In the event of issuance of shares, the liability will be classified as equity, and in the event that there is no issuance of shares within the Earn Out Period, the liability will be reduced to zero on the income statement. The preliminary estimated fair value of the Earn Out Shares and Sponsor Earnout Shares as of December 31, 2022 is $169.3 million.

The earn out consideration issuable to holders of GSH options is classified as equity pursuant to ASC Topic 718-10, due to a continued service requirement. Charges to compensation expense for the year ended December 31, 2022 was $3.6 million.

The fair value of the Earn Out Shares and Sponsor Earnout Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earn Out Period. The preliminary estimated fair value of the Earn Out Shares and Sponsor Earnout Shares was determined as of December 31, 2022 (the “Valuation Date”) using the most reliable information available, subject to change as additional information becomes available and subsequent analyses are performed. Primary assumptions in the preliminary valuation, which are subject to change at the Closing, include:

●	Current stock price: The current stock price is unknown as Earn Out Shares will not be issued until the Grant Date, contingent upon the closing of the Business Combination. As a publicly traded proxy for GSH, the closing stock price for DiamondHead’s common stock on the Valuation Date of $9.85 is used as its market value.

●	Risk-free interest rate: The risk-free interest rate is based on the yield of zero-coupon U.S. Treasury securities. Given the Earn Out Shares’ 5.0 year expected life, the risk-free interest rate is 4.14 percent as of the valuation date.

●	Expected volatility: The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the 5.0 year term of awards. The volatility input was determined to be 40 percent (rounded).

●	Expected life: The expected life is the Earn Out Period which begins on the Grant Date and ends in 5.0 years.

●	Expected dividend yield: The expected dividend yield is zero as management has never declared or paid cash dividends, and does not expect to pay dividends post-Business Combination to shareholders during the term of the Earn Out Shares.

The actual fair value of the Earn Out Shares and Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.